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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                       DATE OF REPORT - NOVEMBER 18, 2003
                        (Date of earliest event reported)

                        ALKERMES CLINICAL PARTNERS, L.P.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                          0-26758                   043-145043
   (State of organization)         (Commission file number)          (IRS employer
                                                                      identification
                                                                         number)


                88 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of principal executive offices, zip code)


                            AREA CODE (617) 494-0171
                               (Telephone number)
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ITEM 5.  OTHER EVENTS.

The Limited Partners of Alkermes Clinical Partners, L.P. met today and voted to adjourn the scheduled Special Meeting of Limited Partners until 10:00 a.m., local time, on December 9, 2003. The Special Meeting will reconvene at the offices of Alkermes, Inc., 88 Sidney Street, Cambridge, Massachusetts 02139 for the following purposes:

         1. To consider and vote upon a proposal to terminate Alkermes Clinical Partners, L.P. pursuant to Section 9.1 of the Alkermes Clinical Partners, L.P. Agreement of Limited Partnership, dated February 7, 1992, as amended, among Alkermes Development Corporation, II, a Delaware corporation, the Initial Limited Partner and Additional Limited Partners.

         2. To transact such other business as may properly come before the meeting.

         Only holders of record of Alkermes Clinical Partners, L.P. limited partnership interests at the close of business on October 2, 2003 are entitled to vote at the adjourned Special Meeting or any subsequent adjournments or postponements thereof. Approval of the termination proposal at the Special Meeting requires the favorable vote of the holders of at least two-thirds in interest of the Limited Partners in person or by proxy.
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                                   SIGNATURES

         Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 18, 2003           Alkermes Clinical Partners, L.P.



                                   By:  /s/ James M. Frates
                                        -------------------
                                        James M. Frates
                                        Chief Financial Officer, Vice President,
                                        Treasurer and Assistant Secretary